UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 29, 2025

Oaktree Acquisition Corp. III Life Sciences

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42383	98-1799512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

+1 (213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	OACCU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	OACC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	OACCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2025, Thomas Sweeney notified the board of directors (the “Board”) of Oaktree Acquisition Corp. III Life Sciences (the “Company”) of his resignation as Chief Financial Officer of the Company. The resignation was effective on October 29, 2025. Mr. Sweeney’s resignation was not the result of any disagreements with the Board or management of the Company and he is resigning to pursue other professional opportunities.

On October 29, 2025, the Board appointed George A. Martinez as the new Chief Financial Officer (principal accounting and principal financial officer) of the Company, effective immediately.

Mr. Martinez is a Senior Vice President with Oaktree Capital Management, L.P.’s (with its affiliates, as applicable, “Oaktree”) finance organization, overseeing various accounting, operations and reporting functions for Oaktree’s corporate accounting organization. Prior to joining Oaktree in 2024, Mr. Martinez was an Audit Senior Manager at Ernst & Young, serving clients in the real estate and financial services industries from 2013 to 2024. Mr. Martinez is a Certified Public Accountant in the state of California and a member of the American Institute of Certified Public Accountants. He received a Master of Accounting from the University of Southern California, and a Bachelor of Arts from Occidental College, where he was a politics major.

Mr. Martinez will not be compensated by the Company for his services as Chief Financial Officer of the Company and he has not entered into an employment agreement with the Company. In connection with his appointment, Mr. Martinez is expected to enter into an Indemnity Agreement and a Letter Agreement with the Company on the same terms as the other directors and officers of the Company that executed similar agreements at the time of the consummation of the Company’s initial public offering. The Indemnity Agreement and Letter Agreement will be in the form of the agreements that are filed as exhibits to the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on March 27, 2025. Other than the foregoing, Mr. Martinez is not party to any arrangement or understanding with any person pursuant to which he was appointed as an executive officer of the Company, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company. There are no family relationships between Mr. Martinez and any of the Company’s directors and executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2025	OAKTREE ACQUISITION CORP. III LIFE SCIENCES

	By:	/s/ Zaid Pardesi
	Name:	Zaid Pardesi
	Title:	Chief Executive Officer

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